Exhibit 99.B(j)(1)

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Robeco Investment Funds (Institutional Class and Investor Class), Perimeter Small Cap Growth Fund (I Shares and Investor Shares) and S1 Fund (I Shares) of The RBB Fund, Inc. dated December 31, 2011, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Robeco Investment Funds, Perimeter Small Cap Growth Fund and S1 Fund of The RBB Fund, Inc. dated December 31, 2011, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 145 to File No. 033-20827; Amendment No. 147 to File No. 811-5518) of The RBB Fund Inc. of our reports dated October 27, 2011 with respect to the financial statements and financial highlights of the Robeco Investment Funds, Perimeter Small Cap Growth Fund and S1 Fund, included in the 2011 Annual Reports to shareholders.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania

December 23, 2011